Exhibit 13.1

Certification Pursuant to

18 U.S.C. 1350

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Höegh LNG Partners LP, a Marshall Islands limited partnership (the “Partnership”), certifies, to such officer’s knowledge, that:

The amendment on Form 20-F/A to the annual report on Form 20-F for the year ended December 31, 2014 of the Partnership (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 30, 2015		HÖEGH LNG PARTNERS LP

	By:	/s/ RICHARD TYRRELL
	Name:	Richard Tyrrell
	Title:	Principal Executive Officer
and Principal Financial Officer